UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 000-31979

Date of Report: December 13, 2009

ARRAY BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1460811
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 WALNUT STREET, BOULDER, COLORADO 80301

(Address of principal executive offices)

(303) 381-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Array BioPharma Inc. (“Array”) and Amgen Inc. (“Amgen”) have entered into a Collaboration and License Agreement as of December 13, 2009 (the “Agreement”) granting Amgen the exclusive worldwide right to develop and commercialize Array’s small-molecule glucokinase activator, ARRY-403. Under the Agreement, Array is responsible for completing Phase 1 clinical trials on ARRY-403. Array will also conduct further research funded by Amgen to create second generation glucokinase activators. Amgen is responsible for further development and commercialization of ARRY-403 and any resulting second generation compounds. The Agreement also provides Array with an option to co-promote any approved drugs with Amgen in the U.S. with certain limitations.

In consideration for the rights granted to Amgen under the Agreement, Amgen will pay Array an up-front fee of $60,000,000. Amgen will also pay Array for research on second generation compounds based on the number of full-time-equivalent scientists working on the discovery program. Array is also entitled to receive up to approximately $666 million in aggregate milestone payments if all clinical and commercialization milestones specified in the Agreement for ARRY-403 and at least one backup compound are achieved, as well as royalties on sales of any approved drugs developed under the Agreement.  The Agreement will be in effect on a product-by-product and county-by-country basis until no further payments are due under the Agreement with respect to the applicable product in the applicable country, unless terminated earlier. Either party may terminate the Agreement in the event of a material breach of a material obligation under the Agreement by the other party upon 90 days prior notice, and Amgen may terminate the Agreement at any time upon notice of 60 or 90 days depending on the development activities going on at the time of such notice.  The parties have also agreed to indemnify each other for certain liabilities arising under the Agreement.

This Form 8-K contains forward-looking statements, including statements about Array’s potential to earn future milestone and royalty payments under its Agreement with Amgen and future plans to progress and develop ARRY-403. These statements involve significant risks and uncertainties, including those discussed in Array’s most recent annual report filed on form 10-K, in Array’s quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect Array’s current expectations concerning future events, actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, risks associated with Array’s dependence on its collaborators for the clinical development and commercialization of its out-licensed drug candidates and the ability of its collaborators and of Array to meet objectives tied to milestones and royalties. Array is providing this information as of December 14, 2009. Array undertakes no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is filed with this Form 8-K:

Exhibit No.	Document
99.1	Press Release dated December 14, 2009 entitled “Array BioPharma and Amgen Partner in Type 2 Diabetes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: December 14, 2009
/s/ R. Michael Carruthers
R. Michael Carruthers, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release dated December 14, 2009 entitled “Array BioPharma and Amgen Partner in Type 2 Diabetes”